As filed with the Securities and Exchange Commission on January 7, 1998
                                                   Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------

                             CORE LABORATORIES N.V.
                (Name of Registrant as specified in its charter)

           THE NETHERLANDS                                NOT APPLICABLE
    (State or other jurisdiction                         (I.R.S. Employer
  of incorporation or organization)                     Identification No.)

                                 HERENGRACHT 424
                                1017 BZ AMSTERDAM
                                 THE NETHERLANDS
                                (31-20) 624-3699
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)

                                 JOHN D. DENSON
                               5295 HOLLISTER ROAD
                              HOUSTON, TEXAS 77040
                                 (713) 329-7404
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                   PROTECHNICS COMPANY 1992 STOCK OPTION PLAN

             PROTECHNICS STOCK OPTION AGREEMENTS WITH THE FOLLOWING PERSONS (MONTH AND YEAR OF GRANT INDICATED PARENTHETICALLY):

JOHN T. HAMPTON III (10/93), DAVID HOLCOMB (10/93), JAMES KULINA (10/93), LARRY STEPHENSON (10/93), TOM DECKER (10/93), DOUG ELLIOT (10/93), KEVIN FISHER (3/94), JOHN HAMPTON (10/93), BOB HURST (10/93), PAUL HWOSCHINCKY (10/93); BILL TAYLOR (10/93); WADE HUTCHINSON (3/94); AND KELLY HUTCHINSON (3/94)

                            (Full title of the plan)

                                    COPY TO:

                                 JAMES H. WILSON
                             VINSON & ELKINS L.L.P.
                              2300 FIRST CITY TOWER
                               1001 FANNIN STREET
                            HOUSTON, TEXAS 77002-6760
                                 (713) 758-1074

                           ---------------------------

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                             PROPOSED               PROPOSED
     TITLE OF EACH CLASS OF           AMOUNT TO BE       MAXIMUM OFFERING       MAXIMUM AGGREGATE         AMOUNT OF
  SECURITIES TO BE REGISTERED          REGISTERED         PRICE PER SHARE (1)  OFFERING PRICE (2)      REGISTRATION FEE
Common Shares,
  par value NLG 0.03............         74,896               $4.704                 $352,311              $1,040
=======================================================================================================================

(1) Weighted average exercise price of the options granted and outstanding pursuant to the plans listed above.

(2) Estimated, solely for purposes of calculating the registration fee, in accordance with Rule 457(h) based upon the weighted average exercise price of the options granted and outstanding pursuant to the plans listed above.

================================================================================

                                     PART II

             INFORMATION NOT REQUIRED IN THIS REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents, filed with the Securities and Exchange Commission (the "Comission") by the Company pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference and made a part of this Registration Statement:

          (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

          (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, its Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 1997;

          (iii) the Company's Current Report on Form 8-K filed May 23, 1997;

          (iv) the Company's Current Report on Form 8-K/A filed July 21, 1997;
               and

          (v) the Company's Registration Statement on Form 8-A filed September 1, 1995.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

     The consolidated financial statements of the Company incorporated by reference in this Registration Statement, to the extent and for the periods indicated in their reports, have been audited by Arthur Andersen LLP, independant public accountants. In their report dated February 25, 1997, that firm states that with respect to a certain subsidiary, its opinion is based on the report of other independant public accountants, namely Grant Thornton LLP. The consolidated financial statements referred to above have been incorporated by reference herein in reliance upon the authority of those firms as experts in giving said reports. The financial statements of Saybolt International B.V. incorporated in this Registration Statement by reference to the Current Report on Form 8-K/A of the Company dated July 21, 1997 have been so incorporated in reliance on the report of Price Waterhouse LLP, independant accountants, given on the authority of said firm as experts in auditing and accounting.



ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Certain of the Company's directors and executive officers have entered into an indemnity agreement with the Company. The agreements provide, to the fullest extent permitted by the law of The Netherlands, that the Company will indemnify the directors and executive officers against any costs and expenses, judgments, settlements and fines incurred in connection with any claim involving a director or an executive officer by reason of his position as director or officer.

     The Articles of Association provide that the Company will, to the full extent permitted by the law of The Netherlands, as amended from time to time, indemnify, and advance expenses to, each of its now acting and former board members, officers, employees and agents, whenever any such person is made a party, or threatened to be made a party, in any action, suit or proceeding by reason of his service with the Company. The Articles of Association also provide that the Company may purchase and maintain directors' and officers' liability insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8.  EXHIBITS.

     The following documents are filed as exhibits to this Registration Statement, including those exhibits incorporated herein by reference to a prior filing of the Company under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act as indicated below:

EXHIBIT NO.                             EXHIBIT TITLE
------------                            -------------
  4.1 -- Articles of Association of the Company, as amended (including English translation) (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form F-1 filed on September 1, 1995).

  5.1 --      Opinion of Nauta Dutilh.

 23.1 --      Consent of Arthur Andersen LLP.

 23.2 --      Consent of Grant Thornton LLP.

 23.3 --      Consent of Price Waterhouse LLP.

 23.4 --      Consent of Nauta Dutilh (included in Exhibit 5.1 hereto).

 24.1 --      Powers of Attorney (included on signature page hereto).

                                  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Amsterdam, The Netherlands, on the 30th day of December, 1997.

                                        CORE LABORATORIES N.V.

                                        BY: CORE LABORATORIES INTERNATIONAL B.V.

                                        By: /s/Jacobus Schouten
                                            -------------------
                                               Jacobus Schouten
                                               Managing Director

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen D. Weinroth, David M. Demshur and Richard
L. Bergmark, or any of them, his true and law attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

    SIGNATURE                                        TITLE                                DATE
    ---------                                        -----                                ----
/s/ David M. Demshur             President, Chief Executive Officer and        December 30, 1997
    -------------------          Supervisory Director (Principal Executive
    David M. Demshur             Officer and Authorized Representative in
                                 the United States)

/s/ Joseph R. Perna              Senior Vice President and Supervisory         December 30, 1997
    -------------------          Director
    Joseph R. Perna

/s/ Richard L. Bergmark          Chief Financial Officer, Treasurer and        December 30, 1997
    -------------------          Supervisory Director (Principal Financial
    Richard L. Bergmark          and Accounting Officer)


/s/ Stephen D. Weinroth          Supervisory Director                          December 30, 1997
    -------------------
    Stephen D. Weinroth

/s/ James A. Read                Supervisory Director                          December 30, 1997
    -------------------
    James A. Read

/s/ Jacobus Schouten             Supervisory Director                          December 30, 1997
    -------------------
    Jacobus Schouten

/s/ Timothy J. Probert           Supervisory Director                          December 30, 1997
    -------------------
    Timothy J. Probert

/s/ Bob G. Agnew                 Supervisory Director                          December 30, 1997
    -------------------
    Bob G. Agnew

/s/ Frerik Pluimers              Supervisory Director                          December 30, 1997
    -------------------
    Frerik Pluimers

                                  EXHIBIT INDEX

EXHIBIT NO.                             EXHIBIT TITLE
------------                            -------------
  4.1 -- Articles of Association of the Company, as amended (including English translation) (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form F-1 filed on September 1, 1995).

  5.1 --      Opinion of Nauta Dutilh.

 23.1 --      Consent of Arthur Andersen LLP.

 23.2 --      Consent of Grant Thornton LLP.

 23.3 --      Consent of Price Waterhouse LLP.

 23.4 --      Consent of Nauta Dutilh (included in Exhibit 5.1 hereto).

 24.1 --      Powers of Attorney (included on signature page hereto).